UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2012

KiOR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13001 Bay Park Road Pasadena, Texas	77507
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

KiOR, Inc. 2012 Employee Stock Purchase Plan

The stockholders of KiOR, Inc., a Delaware corporation (“KiOR” or the “Company”), approved the adoption of the KiOR, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”) at the annual meeting of the stockholders held on June 20, 2012 (the “Annual Meeting”). All employees, including executive officers, are eligible to participate in the ESPP, other than employees who hold 5% of the total combined voting power or value of all classes of our stock, or who would become 5% holders of such stock immediately after their purchase of shares under the ESPP. Employees may purchase shares of the Company’s Class A common stock through payroll deductions at a discount of up to 15% of market value. The offering periods under the proposed ESPP are generally six months in duration. Employees are limited to a maximum payroll deduction of up to 10% of eligible compensation. Employees may not purchase stock under the ESPP with an aggregate fair market value in excess of $25,000 in a calendar year. A total of 3,500,000 shares of the Company’s Class A common stock have been reserved for issuance under the ESPP. The ESPP was approved by the Company’s Board of Directors on May 9, 2012, and will take effect on July 1, 2012. A summary of the ESPP’s terms was provided in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on May 21, 2012 under the heading “Proposal 4 — Approval of the KiOR, Inc. 2012 Employee Stock Purchase Plan” and is incorporated herein by reference. The foregoing description of the ESPP is qualified in its entirety by reference to the text of the ESPP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment and Restatement of the KiOR, Inc. 2011 Long-Term Incentive Plan

The stockholders of the Company also approved at the Annual Meeting the amendment and restatement of the KiOR, Inc. 2011 Long-Term Incentive Plan (the “LTIP”). The amendment and restatement of the LTIP (1) expands the eligible class of participants under the plan from employees and directors to include consultants of the Company and its subsidiaries, (2) increases the maximum number of shares related to or exercisable for awards to an individual during the term of the plan from 500,000 to 2,000,000 and (3) adds a per person cash award limit of $4,000,000 per calendar year. The amendment and restatement of the LTIP was approved by KiOR’s Board of Directors on May 9, 2012, and will take effect on June 20, 2012. A summary of the LTIP’s terms was provided in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on May 21, 2012 under the heading “Proposal 5 — Approval of the Amendment and Restatement of the KiOR, Inc. 2011 Long-Term Incentive Plan” and is incorporated herein by reference. The foregoing description of the LTIP is qualified in its entirety by reference to the text of the LTIP, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the proposals voted upon and the number of votes cast for or against or withheld, as well as the number of abstentions and broker non-votes as to such proposals, are stated below. The proposals are described in detail in KiOR’s proxy statement for the Annual Meeting, which was filed with the SEC on May 21, 2012 (the “Proxy Statement”).

Proposal 1—Election of Directors

The following directors were elected to serve one-year terms expiring at the 2013 Annual Meeting of Stockholders:

Nominee	For	Withheld	Broker Non-Votes
Fred Cannon	604,914,239	51,321	1,464,918
Ralph Alexander	604,939,438	26,122	1,464,918
Samir Kaul	597,615,252	7,350,308	1,464,918
David J. Paterson	604,939,310	26,250	1,464,918
Condoleezza Rice	604,658,908	306,652	1,464,918
William Roach	604,939,308	26,252	1,464,918
Gary L. Whitlock	604,939,458	26,102	1,464,918

Proposal 2—Advisory Resolution to Approve Executive Compensation

The non-binding, advisory resolution to approve the compensation of the Company’s named executive officers, as described in the Proxy Statement, was approved.

For	Against	Abstentions	Broker Non-Votes
604,586,022	348,201	31,337	1,464,918

Proposal 3—Advisory Vote on the Frequency of Advisory Resolutions to Approve Executive Compensation

Votes were cast, on a non-binding, advisory basis, in favor of submitting to the stockholders for approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers every year.

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
604,782,577	72,690	84,599	25,714	1,464,918

In accordance with the results of this advisory vote, the Board of Directors determined that the Company will hold future advisory votes on named executive officer compensation with a frequency of every one year.

Proposal 4—Approval of KiOR, Inc. 2012 Employee Stock Purchase Plan

The proposal to approve the KiOR, Inc. 2012 Employee Stock Purchase Plan, as described in the Proxy Statement, was approved.

For	Against	Abstentions	Broker Non-Votes
604,868,670	72,913	23,977	1,464,918

Proposal 5—Approval of the Amendment and Restatement of the KiOR, Inc. 2011 Long-Term Incentive Plan

The proposal to approve the amendment and restatement of the KiOR, Inc. 2011 Long-Term Incentive Plan, as described in the Proxy Statement, was approved.

For	Against	Abstentions	Broker Non-Votes
597,348,319	7,540,656	76,585	1,464,918

Proposal 6—Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, as described in the Proxy Statement, was approved.

For	Against	Abstentions	Broker Non-Votes
606,379,673	6,317	44,488	0

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	KiOR, Inc. 2012 Employee Stock Purchase Plan

99.2	Amended and Restated KiOR, Inc. 2011 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, Inc.

By:	/s/ Christopher A. Artzer
Christopher A. Artzer Vice President, General Counsel and Secretary

Date: June 20, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	KiOR, Inc. 2012 Employee Stock Purchase Plan

99.2	Amended and Restated KiOR, Inc. 2011 Long-Term Incentive Plan